CONSULTING AGREEMENT

THIS AGREEMENT is made effective on March 3rd, 2005

         BETWEEN:

                    MR MINGHE CHEN
                    ID Card: 110101340204203
                    Room 401, 7th Unit, Building No. 4.
                    Xiaohuangzhuang, First District
                    Anding Mengwuai, Beijing, China
                    Tel.: +86 (0) 10 8427 0680
                                                        (Hereafter "Mr Chen")

         AND:

                    DRAGON GOLD RESOURCES INC.
                    Regent's Place
                    338 Euston Road, Suite 323
                    London - NW1 3BT
                    United Kingdom
                    Fax: +44 (0) 207 416 4975
                    Email: admin@dragon-gold.com
                           ---------------------
                                                        (Hereafter "Dragon")


WHEREAS, Dragon wishes to hire the management advisory services offered by Mr. Chen,

NOW, THEREFORE, THIS AGREEMENT WITNESS THAT the parties mutually agree as follows:

ENGAGEMENT

Subject to the terms and conditions hereof, Dragon hereby enters into a consulting agreement with Mr. Chen for management advisory services. Both parties' obligations under this agreement shall commence on the day both parties execute this Agreement.

TERMS OF AGREEMENT

1. Mr. Chen will provide management advisory services to Dragon for an initial 2-year period that shall commence on March 3rd, 2005.

2. Dragon will pay Mr. Chen the amount of 50,000 shares of restricted stock of Dragon, which will be earned by Mr. Chen on a prorata basis.

3. 50% of the shares mentioned in Point 2, will be delivered to Mr. Chen within 30 days of the execution of this agreement. The remaining 50% will be delivered to Mr. Chen within 30 days after the end of the first year of service.

4. Governing Law - This agreement shall be governed by and construed with the laws of the Province of British Columbia, Canada.

5. Execution by fax - The parties agree that a fax signature shall constitute an original signature.

6. This Agreement constitutes the entire Agreement between the parties and supersedes any prior or contemporaneous agreements, oral or written. This Agreement is amendable by either party in writing upon signed acceptance by both parties.


IN WITNESS WHEREOF the parties have executed this Agreement by their duly authorized signatories as the day and year first above written.

Mr. Minghe Chen Dragon Gold Resources, Inc.

Per:                                                    Per:


----------------------                                  ----------------------
Mr.                                                     Minghe Chen Johannes
                                                        Petersen President


                                                        ----------------------
                                                        Xiaojun Cui
                                                        Director